Exhibit 10.6

AMENDMENT TO
MRV COMMUNICATIONS, INC.
2007 OMNIBUS INCENTIVE PLAN

Approved by the Board on August 8, 2012
Approved by Stockholders on October 11, 2012

The MRV Communications, Inc. 2007 Omnibus Incentive Plan (the “Plan”) is hereby amended as follows, effective on the date the amendment is approved by the stockholders of MRV Communications, Inc. (the “Company”).

1.  The second sentence of Section 4.01(a) of the Plan (relating to a 1,000,000 share limit on the number of shares issuable pursuant to restricted stock and certain other performance awards) is deleted.

2.   The first sentence of Section 6.02(b) of the Plan is amended to read as follows:

“The Exercise Price per share established under any Stock Appreciation Right granted under this Plan shall not be less than Fair Market Value on the date the Stock Appreciation Right is granted.”

3.  The following new sentence is added at the end of Section 6.03(b) of the Plan:

“Unless sooner terminated in accordance with this subsection (b) or the applicable Award Agreement, each outstanding Option and each outstanding Stock Appreciation Right shall terminate and be of no further force or effect on the 10th anniversary of the date such Option or Stock Appreciation Right is granted.”

4.  The following new Section 7.04 is added at the end of Article VII of the Plan in order to clarify that the Committee has authority to grant restricted stock unit awards under the Plan:

“Restricted Stock Units. In addition to or in lieu of issuing Restricted Shares, the Committee may grant restricted stock unit Awards pursuant to which (a) a participant will have a right to receive shares of Common Stock in the future subject to the satisfaction of specified service and/or performance conditions, and (b) the Company will issue shares of Common Stock to the participant in the future if the applicable conditions are satisfied. The terms and conditions of a restricted stock unit Award shall be determined by the Committee consistent with the provisions hereof applicable to Restricted Share Awards; provided, however, that the holder of a restricted stock unit Award shall have no right to vote the shares of Common Stock covered by the Award unless and until the Award becomes vested and such shares are issued.”

5.  The following new subsection (e) is added at the end of Section 8.01 of the Plan:

“Dividend Equivalents on Performance Awards.  Unless the Committee determines otherwise, no Dividend Equivalents shall accrue with respect to shares of Common Stock covered by a Performance Award; provided, however, that (i) any such Dividend Equivalents which do accrue shall not be paid or payable unless and until the corresponding shares covered by the Performance Award become vested, and (ii) any such Dividend Equivalents which do accrue shall be forfeited if and to the extent that the corresponding shares of Common Stock covered by the Performance Award do not become vested.”

6.  The last sentence of Section 11.01 of the Plan (relating to certain pricing modifications of outstanding awards) is amended to read as follows:

“Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Purchase Price with respect to outstanding Options or the Exercise Price with respect to outstanding Stock Appreciation Rights or to cancel outstanding Options or Stock

Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise or base price that is less than the Purchase Price or Exercise Price of the original Options or Stock Appreciation Rights, unless and except to the extent any such amendment or cancellation and exchange transaction is approved the Company's stockholders.”

7.  The following sentence is added at the end of Section 11.04 of the Plan (relating to permitted transfers of certain Plan awards):

“The Committee shall not permit Awards to be transferred for consideration pursuant to clause (a) of this Section 11.04.”

8.  The last sentence of Section 11.06 of the Plan (relating to certain amendments to outstanding Plan awards) is amended to read as follows:

“Notwithstanding the foregoing, no such surrender or substitution shall be permitted without the approval of the Company's shareholders if such approval is required by the rules of any applicable stock exchange or by Section 11.01 of the Plan.”

IN WITNESS WHEREOF, the undersigned, acting pursuant to authority granted by the Board of Directors of the Company, has caused this Amendment to the MRV Communications, Inc. 2007 Omnibus Incentive Plan to be executed this 9th day of November, 2012.

/s/ Barry Gorsun
Barry Gorsun
Chief Executive Officer
(Principal Executive Officer)